Exhibit 31

          CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

      Re:   Soundview Home Loan Trust, Series 2006-OPT3
            Asset Backed Certificates, Series 2006-OPT3

      I, Robert McGinnis, certify that:

      l. I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period included in the year covered by this report in Form 10-K of Soundview Home Loan Trust 2006-OPT3 (the "Exchange Act periodic reports");

      2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

      4. Based on my knowledge and upon the annual compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled each of its obligations under the pooling and servicing agreement; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Option One Mortgage Corporation and Deutsche Bank National Trust Company.

                                        FINANCIAL ASSET SECURITIES CORP.

                                        By: /s/ Robert McGinnis
                                            ------------------------------------
                                        Name: Robert McGinnis
                                        Title: President
                                        Date: March 30, 2007